Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

AS OF SEPTEMBER 29, 2008

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

A. P. Orleans Real Estate Co., Inc.	Pennsylvania
A. P. Orleans, Incorporated	New Jersey
A. P. Orleans, Incorporated	Pennsylvania
Alambry Funding, Inc.	Delaware
Brookshire Estates, L.P.	Pennsylvania
Community Management Services Group, Inc.	Pennsylvania
Greenwood Financial Inc.	Delaware
Greenwood Orleans Inc.	Delaware
Lucy Financial, Inc.	Delaware
Masterpiece Homes & Properties, Inc.	Florida
Masterpiece Homes, LLC	Delaware
Meadows at Hyde Park, LLC	New York
OAH Manager LLC	Pennsylvania
OHB Homes, Inc.	Delaware
OHI Financing, Inc.	Delaware
OHI NJ, LLC	Delaware
OHI PA GP, LLC	Pennsylvania
OHI PA, LLC	Delaware
OHI South Service Corp.	Delaware
OPCNC, LLC	Delaware
Orleans Abstract Member, LLC	Pennsylvania
Orleans Affordable Housing LP	Pennsylvania
Orleans Air LLC	Delaware
Orleans Arizona Construction, LLC	Arizona
Orleans Arizona, Inc.	Delaware
Orleans Arizona Realty, LLC	Arizona
Orleans at Aston, L.P.	Pennsylvania
Orleans at Bordentown, LLC	New Jersey
Orleans at Cooks Bridge, LLC	New Jersey
Orleans at Covington Manor, LLC	New Jersey
Orleans at Crofton Chase, LLC	New Jersey
Orleans at Dolington, L.P.	Pennsylvania
Orleans at East Greenwich, LLC	New Jersey

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

Orleans at Elk Township, LLC	New Jersey
Orleans at Evesham, LLC	New Jersey
Orleans at Falls, LP	Pennsylvania
Orleans at Florence, LLC	New Jersey
Orleans at Hamilton, LLC	New Jersey
Orleans at Harrison, LLC	New Jersey
Orleans at Hidden Creek, LLC	New Jersey
Orleans at Horsham, LP	Pennsylvania
Orleans at Illinois, LLC	Delaware
Orleans at Jennings Mill, LLC	New Jersey
Orleans at Lambertville, LLC	New Jersey
Orleans at Limerick, LP	Pennsylvania
Orleans at Lower Makefield, LP	Pennsylvania
Orleans at Lower Salford, LP	Pennsylvania
Orleans at Lyons Gate, LLC	Arizona
Orleans at Mansfield LLC	New Jersey
Orleans at Maple Glen LLC	New Jersey
Orleans at Meadow Glen, LLC	New Jersey
Orleans at Millstone River Preserve, LLC	New Jersey
Orleans at Millstone, LLC	New Jersey
Orleans at Monroe, LLC	New Jersey
Orleans at Moorestown, LLC	New Jersey
Orleans at South Brunswick, LLC	New Jersey
Orleans at Tabernacle, LLC	New Jersey
Orleans at Thornbury, L.P.	Pennsylvania
Orleans at Upper Freehold, LLC	New Jersey
Orleans at Upper Saucon, LP	Pennsylvania
Orleans at Upper Uwchlan, LP	Pennsylvania
Orleans at Wallkill, LLC	New York
Orleans at West Bradford, LP	Pennsylvania
Orleans at West Vincent, LP	Pennsylvania
Orleans at Westampton Woods, LLC	New Jersey
Orleans at Windsor Square, LP	Pennsylvania
Orleans at Woolwich, LLC	New Jersey
Orleans at Wrightstown, LP	Pennsylvania
Orleans Construction Corp.	Pennsylvania
Orleans Corporation	Pennsylvania
Orleans Corporation of New Jersey	New Jersey
Orleans DK, LLC	New York
Orleans Management, LLC	Pennsylvania
Orleans RHIL, LP	Illinois
Orleans RHPA, LLC	Pennsylvania
Orleans-Wheatley Meadows, LLC	New Jersey

COMPANY NAME	JURISDICTION OF INCORPORATION/FORMATION

P & L Realty, Inc.	Virginia
Parker & Lancaster Corporation	Virginia
Parker & Orleans Homebuilders, Inc.	Delaware
Parker Lancaster, Tidewater, L.L.C.	Virginia
Quaker Sewer, Inc.	Pennsylvania
Radnor Carpentry Corporation	Pennsylvania
Realen Homes, L.P.	Pennsylvania
RHGP LLC	Pennsylvania
Sharp Road Farms, Inc.	Pennsylvania
Stock Grange, LP	Pennsylvania
Wheatley Meadows Associates, LLC	New Jersey